Exhibit 99.1

FOURTH AMENDED AND RESTATED

SHARE REDEMPTION PROGRAM

OF

LIGHTSTONE VALUE PLUS REAL ESTATE INVESTMENT TRUST V, INC.

Effective as of July 1, 2018

This Fourth Amended and Restated Share Redemption Program (our “Program”) is intended to provide limited interim liquidity for Qualifying Stockholders (as defined below) until a bona fide secondary market develops for our shares of common stock (the “Shares”). No such market presently exists, and we can provide no assurance that any market for the Shares will ever develop.

Prior to the time that a bona fide secondary market for our Shares has developed, Qualifying Stockholders may receive the benefit of limited liquidity by presenting for redemption all or a portion of their Shares to us in accordance with the procedures outlined herein. At that time, we may, subject to the conditions and the Redemption Limitations described below, redeem for cash such Shares.

Qualifying Stockholders

Our Program is available only for Qualifying Stockholders, or those stockholders who acquired their Shares directly from us or the transferees mentioned below, and is not intended to provide liquidity to any stockholder who acquired his or her Shares by purchase from another stockholder. In connection with a request for redemption, the stockholder or his or her estate, heir or beneficiary will be required to certify to us that the stockholder either (1) acquired the Shares requested to be repurchased directly from us or (2) acquired the Shares from the original purchaser by way of a bona fide gift not for value to, or for the benefit of, a member of the original purchaser’s immediate or extended family (including the original purchaser’s spouse, parents, siblings, children or grandchildren and including relatives by marriage) or through a transfer to a custodian, trustee or other fiduciary for the account of the original purchaser or members of the original purchaser’s immediate or extended family in connection with an estate planning transaction, including by bequest or inheritance upon death or operation of law.

Redemption Price

The price at which we will redeem Shares submitted for redemption will be a percentage of the estimated value per share as of the Effective Date (as defined below) (the “Valuation”), as follows:

For Redemptions with an Effective Date Between
July 1, 2018 and June 30, 2019:	92.5% of the Valuation
July 1, 2019 and June 30, 2020:	95.0% of the Valuation
July 1, 2020 and June 30, 2021:	97.5% of the Valuation
Thereafter:	100% of the Valuation

Redemption Limitations

We will not redeem Shares that are subject to liens or other encumbrances until the stockholder presents evidence that the liens or encumbrances have been removed. If any Shares subject to a lien are inadvertently redeemed or we shall otherwise be required to pay to any other party all or any amount in respect of the value of redeemed Shares, then the recipient of amounts in respect of redemption shall repay to us the amount paid for such redemption up to the amount we are required to pay to such other party.

Any Shares approved for redemption will be redeemed on a periodic basis as determined from time to time by our Board, and no less frequently than annually. We will not redeem, during any twelve-month period, more than 5% of the weighted average number of Shares outstanding during the twelve-month period immediately prior to the date of redemption (the “5% Limitation”). The cash available for redemption will be set by the Board and will generally be limited over any twelve- month period (the “Funding Limitation” and, together with the 5% Limitation, the “Redemption Limitations”). The Company may set the Funding Limitation upon ten business days’ notice to the Company’s stockholders. The Company will disclose the Funding Limitation and provide notice of any change to the Funding Limitation by including such information in (a) a Current Report on Form 8-K or in its annual or quarterly reports, all publicly filed with the Securities and Exchange Commission or (b) a separate mailing to its stockholders.

Termination, Suspension or Amendment of Our Program

Our Board reserves the right in its sole discretion at any time and from time to time, subject to any notice requirements described in our Program, to:

1.	reject any request for redemption,

2.	change the purchase price for redemptions,

3.	limit the funds to be used for redemptions hereunder or otherwise change the Redemption Limitations, or

4.	amend, suspend (in whole or in part) or terminate the Program.

If we suspend our Program (in whole or in part), we will not accept any requests for redemption in respect of Shares to which such suspension applies and any such requests and all pending requests that are subject to the suspension will not be honored or retained, but will be returned to the requestor. Our advisor and its affiliates will defer their own redemption requests, if any, until all other requests for redemption have been satisfied in any particular period.

General Procedures for Redemption

A Qualifying Stockholder who wishes to have Shares redeemed must mail or deliver to us a written request on a form provided by us and executed by the Qualifying Stockholder, its trustee or authorized agent with a medallion stamp guarantee.

A request for redemption may be withdrawn in whole or in part by a Qualifying Stockholder in writing at any time before the Determination Date (as defined below). We cannot guarantee that we will accommodate all requests made in any particular redemption period.

If we do not redeem all Shares presented for redemption during any period in which we are redeeming Shares, then all Shares will be redeemed on a pro rata basis during the relevant period. Any portion of a redemption request that is not honored will be automatically treated as a request for redemption during the next period in which requests will be considered, unless the stockholder seeking redemption affirmatively asks us to withdraw that portion of the request. The stockholder will then be required to resubmit a request for redemption. We will not retain any redemption requests that are withdrawn.

In general, a Qualifying Stockholder or his or her estate, heir or beneficiary may present to us fewer than all of the Shares then owned for redemption, except that the minimum number of Shares that must be presented for redemption must be at least 25% of the holder’s Shares. We will treat a redemption request that would cause a stockholder to own fewer than 200 Shares as a request to redeem all of his or her Shares, and we will vary from pro rata treatment of redemptions as necessary to avoid having stockholders holding fewer than 200 Shares.

The effective date of any redemption (the “Effective Date”) will be the last day of the calendar month preceding the date that the Board determines to accept the request for redemption (the “Determination Date”). As of the Effective Date, any Shares accepted for redemption will no longer be deemed outstanding and will no longer be eligible to receive distributions. Our Board will consider only properly completed redemption requests that we receive on or before the end of the period ending no later than the last day of the calendar month preceding the Determination Date. Payment for the Shares so approved for redemption will be made no later than 15 days after the Determination Date.

Neither our advisor, any member of our Board, nor any of their affiliates will receive any fee on the repurchase of Shares by us pursuant to our Program. The Shares we purchase under our Program will be cancelled, and will have the status of authorized but unissued Shares. We will not reissue repurchased Shares unless they are first registered with the Securities and Exchange Commission under the Securities Act of 1933, as amended, and under appropriate state securities laws or otherwise issued in compliance with or exemption from registration under these laws.

The foregoing provisions regarding our Program in no way limit our ability to repurchase Shares by any other legally available means for any reason that our Board, in its discretion, determines to be in our best interest.

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